UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 21, 2019

Adial Pharmaceuticals, Inc.

(Exact name of registrant as specified in charter)

Delaware

(State or other jurisdiction of incorporation)

001-38323	82-3074668
(Commission File Number)	(IRS Employer Identification No.)

1001 Research Park Blvd., Suite 100

Charlottesville, VA 22911

(Address of principal executive offices and zip code)

(434) 422-9800

(Registrant’s telephone number including area code)

1180 Seminole Trail, Suite 495

Charlottesville, VA 22902

(Former Name and Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☑

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.  Entry into a Material Definitive Agreement.

On February 25, 2019, Adial Pharmaceuticals, Inc. (the “Company”) closed its previously announced firm commitment underwritten public offering (the “Offering”), in which, pursuant to the underwriting agreement (the “Underwriting Agreement”) entered into on February 21, 2019 between the Company and Maxim Group LLC and Joseph Gunnar & Co., LLC, as representatives of the several underwriters named therein (the “Underwriters”), the Company issued and sold 2,475,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) together with a number of warrants (the “Warrants”) to purchase 1,856,250 shares of its Common Stock. The combined public offering price is $3.25 per share of Common Stock and accompanying Warrant. Pursuant to the Underwriting Agreement, the Company granted to the Underwriters an option, for a period of 45 days to purchase up to 371,250 additional shares of Common Stock and Warrants to purchase up to an additional 278,437 shares of Common Stock. The Underwriters partially exercised their option and at the closing of the Offering purchased an additional 370,000 shares of Common Stock and Warrants to purchase 277,500 shares of Common Stock.

The net proceeds to the Company from the Offering are expected to be approximately $8.1 million, after deducting underwriting discounts and commissions and estimated Offering expenses payable by the Company, and including the partial exercise by the Underwriters of its option to purchase additional shares of Common Stock and Warrants. The Company currently intends to use the net proceeds from the sale of shares of Common Stock and the Warrants in the Offering as follows: approximately $4,500,000 to fund completion of its initial Phase 3 clinical trial for the use of AD04 to treat AUD, including, without limitation, the setup and validation of the AD04 companion diagnostic test; up to approximately $2,000,000 for R&D consultants/expansion of R&D headcount; and the balance for working capital and general corporate purposes.

The Underwriting Agreement contains customary representations, warranties, and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended (the “Securities Act”), other obligations of the parties and termination provisions.

The shares of Common Stock and Warrants were issued in the Offering pursuant to the Company’s registration statement on Form S-1 (File No. 333-229615), and the preliminary prospectus included therein, filed with the Securities and Exchange Commission (the “Commission”), which registration statement was declared effective on February 20, 2019, and a final prospectus, dated February 21, 2019, which was filed with the Commission on February 22, 2019.

The Company also entered into a warrant agency agreement with its transfer agent, VStock Transfer, LLC, who will act as warrant agent for the Company, setting forth the terms and conditions of the Warrants sold in the Offering (the “Warrant Agency Agreement”).

The Warrants are exercisable upon issuance at a price of $4.0625 per share of Common Stock, subject to adjustment in certain circumstances, and will expire on February 26, 2024. The Warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and, at any time a registration statement registering the issuance of the shares of Common Stock underlying the Warrants under the Securities Act is effective and available for the issuance of such shares, or an exemption from registration under the Securities Act is available for the issuance of such shares, by payment in full in immediately available funds for the number of shares of Common Stock purchased upon such exercise. If a registration statement registering the issuance of the shares of Common Stock underlying the Warrants under the Securities Act is not effective or available and an exemption from registration under the Securities Act is not available for the issuance of such shares, the holder may, in its sole discretion, elect to exercise the warrant through a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of Common Stock determined according to the formula set forth in the warrant. Except as otherwise provided in the Warrants or by virtue of such holder’s ownership of shares of Common Stock, the holder of a Warrant does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the Warrant.

No fractional shares of Common Stock will be issued in connection with the exercise of a Warrant. In lieu of fractional shares, at the Company’s election, the Company will pay the holder an amount in cash equal to the fractional amount multiplied by the fair market value of any such fractional shares or round up to the next whole share. The Warrants also provide that in the event of a fundamental transaction the Company is required to cause any successor entity to assume its obligations under the Warrants. In addition, the holder of the Warrant will be entitled to receive upon exercise of the Warrant the kind and amount of securities, cash or property that the holder would have received had the holder exercised the Warrant immediately prior to such fundamental transaction. A holder will not have the right to exercise any portion of the Warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% (or, upon election of the holder, 9.99%) of the number of shares of our Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Warrants. However, any holder may increase or decrease such percentage, provided that any increase will not be effective until the 61st day after such election.

The foregoing descriptions of the Underwriting Agreement, the Warrants and the Warrant Agency Agreement are not complete and are qualified in their entirety by reference to the full text of the Underwriting Agreement, the form of Warrant and the form of Warrant Agency Agreement, copies of which are included as Exhibit 1.1, Exhibit 4.1 and Exhibit 4.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. The provisions of the Underwriting Agreement, including the representations and warranties contained therein, are not for the benefit of any party other than the parties to such agreement and are not intended as a document for investors and the public to obtain factual information about the current state of affairs of the parties to that document. Rather, investors and the public should look to other disclosures contained in the Company’s filings with the Commission.

Item 8.01.  Other Events.

On February 21, 2019, the Company issued a press release announcing the pricing of the Offering and on February 26, 2019 the Company issued a press release announcing the closing of the Offering. A copy of these press releases are attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively, and are incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit Number	Description

1.1	Underwriting Agreement, dated February 21, 2019, by and among Adial Pharmaceuticals, Inc., Maxim Group LLC and Joseph Gunnar & Co., LLC
4.1	Form of Warrant
4.2	Form of Warrant Agency Agreement dated February 25, 2019 between Adial Pharmaceuticals, Inc. and VStock Transfer, LLC
99.1	Press Release of Adial Pharmaceuticals, Inc. dated February 21, 2019
99.2	Press Release of Adial Pharmaceuticals, Inc. dated February 26, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 26, 2019	ADIAL PHARMACEUTICALS, INC.

	By:	/s/ William B. Stilley
	Name:	William B. Stilley
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

1.1	Underwriting Agreement, dated February 21, 2019, by and among Adial Pharmaceuticals, Inc., Maxim Group LLC and Joseph Gunnar & Co., LLC
4.1	Form of Warrant
4.2	Form of Warrant Agency Agreement dated February 25, 2019 between Adial Pharmaceuticals, Inc. and VStock Transfer, LLC
99.1	Press Release of Adial Pharmaceuticals, Inc. dated February 21, 2019
99.2	Press Release of Adial Pharmaceuticals, Inc. dated February 26, 2019

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